SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 22, 2006

WESTSIDE ENERGY CORPORATION
(Exact name of registrant as specified in its Charter)

Nevada	0-49837	88-0349241
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3131 Turtle Creek Blvd., Suite 1300, Dallas, Texas	75219
Address of principal executive offices)	(Zip Code)

Registrant's telephone number,
including area code: 214/522-8990

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.02 TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT

To the extent that it must be reported in this Item, the information included in Item 8.01 of this Current Report on Form 8-K is also incorporated by reference into this Item 1.02.

ITEM 8.01 OTHER EVENTS.

On November 22, 2006, Craig S. Glick resigned from his position as Executive Vice President and General Counsel of Registrant to pursue another employment opportunity. Mr. Glick will remain a member of Registrant's Board of Directors. In connection with Mr. Glick's resignation, Registrant and Mr. Glick mutually agreed to terminate Mr. Glick's employment agreement, which relieves Registrant from the possible obligation to issue to Mr. Glick up to 775,000 shares of Registrant's common stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTSIDE ENERGY CORPORATION
(Registrant)
Date: November 28, 2006	By:	/s/ Douglas G. Manner
Douglas G. Manner,
Chief Executive Officer